Exhibit 32.1
CERTIFICATION
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Eaton Vance Corp. (the “Company”) on Form 10-K for the period ending October 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas E. Faust, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: December 22, 2010	/s/ Thomas E. Faust Jr. (Signature) Thomas E. Faust Jr. Chairman, Chief Executive Officer and President